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David Skipper, 281-836-8155

Archrock, Inc. Reports Second Quarter 2017 Results

HOUSTON, August 1, 2017 - Archrock, Inc. (NYSE: AROC) today reported a net loss of $4.0 million in the second quarter of 2017, compared to net loss of $14.0 million in the first quarter of 2017 and net loss of $2.4 million in the second quarter of 2016.
EBITDA, as adjusted (as defined below), was $72.3 million for the second quarter of 2017, compared to $65.4 million for the first quarter of 2017 and $83.5 million for the second quarter of 2016. Other income was $1.0 million in the second quarter of 2017, compared to $0.8 million in the first quarter of 2017 and $0.2 million for the second quarter of 2016.
Contract operations revenue was $151.1 million in the second quarter of 2017, compared to $150.0 million in the first quarter of 2017 and $163.0 million in the second quarter of 2016. Contract operations gross margin was $88.9 million, or 59% of revenue, in the second quarter of 2017, compared to $85.9 million, or 57% of revenue, in the first quarter of 2017 and $104.1 million, or 64% of revenue, in the second quarter of 2016.
Aftermarket services revenue was $46.9 million in the second quarter of 2017 compared to $39.9 million in the first quarter of 2017 and $41.2 million in the second quarter of 2016. Aftermarket services gross margin was $7.3 million, or 15% of revenue, in the second quarter of 2017, compared to $6.2 million, or 15% of revenue, in the first quarter of 2017 and $6.8 million, or 17% of revenue, in the second quarter of 2016.
Selling, general and administrative expenses (“SG&A”) were $25.2 million in the second quarter of 2017 compared to $27.6 million in the first quarter of 2017, and $27.6 million in the second quarter of 2016.
“Archrock performed extremely well in the second quarter,” said Brad Childers, Archrock’s President and Chief Executive Officer. “During the quarter, we grew operating horsepower by 40,000 horsepower, improved contract operations gross margin percentage by 200 basis points, and increased EBITDA, as adjusted, $7 million sequentially. We continued to drive new orders at impressive levels, and in spite of the recent commodity price pull-back, demand for our services has remained at elevated levels providing visibility of new starts through 2017 and into 2018.”
“As we have communicated over the past nine months, 2017 is a transition year with the prior cyclical downturn giving way to the expansion we expected in the second half of 2017,” continued Childers. “We are confident that expansion is underway and we expect to see solid year-over-year growth in year-end 2017 operating horsepower and full year aftermarket services revenue.”
“With the industry’s largest fleet of high demand large horsepower units, Archrock is well positioned to benefit from surging activity levels as well as the long-term expected increase in demand for natural gas. We will continue to invest in additional large horsepower units to expand our already considerable fleet and meet our customers’ growing need for our services,” concluded Childers.

Cash available for dividend was $8.3 million in the second quarter of 2017 compared to $11.5 million in the first quarter of 2017 and $17.6 million in the second quarter of 2016. Cash available for dividend coverage was 0.98x in the second quarter of 2017 compared to 1.35x in the first quarter of 2017 and 2.63x in the second quarter of 2016.
The cash distribution to be received by Archrock based on its limited partner and general partner interests in Archrock Partners, L.P. is $8.7 million for the second quarter of 2017, compared to cash distribution received of $8.7 million for the first quarter of 2017 and $7.1 million for the second quarter of 2016.
Net loss attributable to Archrock stockholders for the second quarter of 2017 was $6.7 million, or $0.10 per diluted common share. Net loss from continuing operations attributable to Archrock stockholders, excluding the items listed in the following sentence, for the second quarter of 2017 was $2.2 million, or $0.03 per diluted common share. Excluded items consisted of a non-cash long-lived asset impairment of $5.5 million, restatement and other charges of $1.9 million, net indemnification expense of $0.3 million, and restructuring and other charges of $0.4 million.
Net loss attributable to Archrock stockholders for the first quarter of 2017 was $11.7 million, or $0.17 per diluted common share. Net loss from continuing operations attributable to Archrock stockholders, excluding the items listed in the following sentence, for the first quarter of 2017 was $7.7 million, or $0.11 per diluted common share. Excluded items consisted of a non-cash long-lived asset impairment of $8.2 million, restatement and other charges of $0.8 million, debt extinguishment costs of $0.3 million, net indemnification expense of $0.1 million, and restructuring and other charges of $0.5 million.
Net loss attributable to Archrock stockholders for the second quarter of 2016 was $4.5 million, or $0.07 per diluted common share. Net income from continuing operations attributable to Archrock stockholders, excluding the items listed in the following sentence, for the second quarter of 2016 was $2.9 million, or $0.04 per diluted common share. Excluded items consisted of a non-cash long-lived asset impairment of $13.8 million, restatement and other charges of $0.4 million, and restructuring and other charges of $3.0 million.
Conference Call Details
Archrock, Inc. and Archrock Partners, L.P. will host a joint conference call on Tuesday, August 1, 2017, to discuss their second quarter 2017 financial results. The call will begin at 11:00 a.m. Eastern Time.
To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-888-771-4371 in the United States and Canada or +1-847-585-4405 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock conference call number 4525 3386.
A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed for approximately seven days by dialing 1-888-843-7419 in the United States and Canada, or +1-630-652-3042 for international calls. The access code is 4525 3386#.
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EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), income taxes, interest expense, depreciation and amortization expense, long-lived asset impairment, restructuring and other charges, expensed acquisition costs, indemnification (income) expense, net, restatement and other charges, debt extinguishment costs, and other items. A reconciliation of EBITDA, as adjusted, to net income (loss), the most directly comparable GAAP measure, appears below.
Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. A reconciliation of gross margin to income (loss), the most directly comparable GAAP measure, appears below.

Cash available for dividend, a non-GAAP measure, is defined as distributions received by us from Archrock Partners, L.P., plus our deconsolidated gross margin, less the following deconsolidated items: maintenance and other capital expenditures, cash SG&A expense, cash interest expense associated with our debt, cash tax and (gain) loss on sale of property, plant and equipment. Cash available for dividend coverage is defined as cash available for dividend divided by total dividends. A reconciliation of cash available for dividend to income (loss), the most directly comparable GAAP measure, appears below.

Net income (loss) from continuing operations attributable to Archrock stockholders, excluding items, is defined as net income (loss) attributable to Archrock stockholders excluding loss from discontinued operations, net of tax, long-lived asset impairment, restatement and other charges, restructuring and other charges, net indemnification (income) expense, debt extinguishment costs, expensed acquisition costs and the associated non-controlling interest and tax effect of the items listed above. A reconciliation of net income (loss) from continuing operations attributable to Archrock stockholders, excluding items, to net income (loss) attributable to Archrock stockholders, the most directly comparable GAAP measure, appears below.

About Archrock
Archrock, Inc. (NYSE: AROC) is a pure-play U.S. natural gas contract compression services business and a leading supplier of aftermarket services to customers that own compression equipment in the United States. Archrock, Inc. holds interests in Archrock Partners, L.P. (NASDAQ: APLP), a master limited partnership and the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the United States. Archrock is headquartered in Houston, Texas, operating in the major oil and gas producing regions in the United States, with approximately 1,700 employees. For more information, visit www.archrock.com.
Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Archrock’s control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements about Archrock’s dividends; Archrock’s financial and operational strategies and ability to successfully effect those strategies; expenditures relating to the restatement of Archrock’s financial statements, including sharing a portion of costs incurred by Exterran Corporation with respect to such matters, as well as reviews, investigations or proceedings by government authorities, stockholders or other parties; Archrock’s expectations regarding future commodity prices, demand for natural gas and economic and market conditions; expectations regarding Archrock’s access to capital; demand for Archrock’s services; and Archrock’s financial and operational outlook and ability to fulfill that outlook, including as related to increasing operating horsepower.
While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Archrock and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of Archrock’s customers; any non-performance by customers of their contractual obligations; changes in safety, health, environmental and other regulations; the results of any reviews, investigations or other proceedings by government authorities; the results of any shareholder actions that may be filed relating to the restatement of Archrock’s financial statements; the potential additional costs relating to Archrock’s restatement, cost-sharing with Exterran Corporation and to addressing any reviews, investigations or other proceedings by government authorities or shareholder actions; and the performance of Archrock Partners.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2016, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.
SOURCE: Archrock, Inc.

ARCHROCK, INC.
SELECTED UNAUDITED CONSOLIDATED OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016

Revenues:
Contract operations	$151,114	$149,984	$162,973
Aftermarket services	46,868	39,901	41,172
	197,982	189,885	204,145
Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	62,243	64,097	58,866
Aftermarket services	39,609	33,732	34,353
Selling, general and administrative	25,162	27,553	27,646
Depreciation and amortization	47,248	47,772	51,896
Long-lived asset impairment	5,508	8,245	13,808
Restatement and other charges	1,920	801	434
Restructuring and other charges	366	457	3,004
Interest expense	22,504	21,421	21,177
Debt extinguishment costs	—	291	—
Other income, net	(962)	(794)	(181)
	203,598	203,575	211,003
Loss before income taxes	(5,616)	(13,690)	(6,858)
Provision for (benefit from) income taxes	(1,580)	323	(4,500)
Loss from continuing operations	(4,036)	(14,013)	(2,358)
Loss from discontinued operations, net of tax	—	—	(26)
Net loss	(4,036)	(14,013)	(2,384)
Less: Net (income) loss attributable to the noncontrolling interest	(2,651)	2,328	(2,093)
Net loss attributable to Archrock stockholders	$(6,687)	$(11,685)	$(4,477)

Basic loss per common share (1):
Loss from continuing operations attributable to Archrock common stockholders	$(0.10)	$(0.17)	$(0.07)
Loss from discontinued operations attributable to Archrock common stockholders	—	—	—
Net loss attributable to Archrock common stockholders	$(0.10)	$(0.17)	$(0.07)

Diluted loss per common share (1):
Loss from continuing operations attributable to Archrock common stockholders	$(0.10)	$(0.17)	$(0.07)
Loss from discontinued operations attributable to Archrock common stockholders	—	—	—
Net loss attributable to Archrock common stockholders	$(0.10)	$(0.17)	$(0.07)

Weighted average common shares outstanding used in loss per common share:
Basic	69,588	69,404	69,021
Diluted	69,588	69,404	69,021

Dividends declared and paid per common share	$0.1200	$0.1200	$0.0950

(1)  Basic and diluted net loss attributable to Archrock common stockholders per common share was computed using the two-class method to determine the net loss per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income attributable to participating securities from our calculation of basic and diluted net loss attributable to Archrock common stockholders per common share.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016
Revenues:
Contract operations	$151,114	$149,984	$162,973
Aftermarket services	46,868	39,901	41,172
	$197,982	$189,885	$204,145

Gross Margin (1):
Contract operations	$88,871	$85,887	$104,107
Aftermarket services	7,259	6,169	6,819
Total	$96,130	$92,056	$110,926

Selling, General and Administrative	$25,162	$27,553	$27,646
% of revenue	13%	15%	14%

EBITDA, as adjusted (1)	72,260	65,356	83,461
% of revenue	36%	34%	41%

Gross Margin Percentage:
Contract operations	59%	57%	64%
Aftermarket services	15%	15%	17%
Total	49%	48%	54%

Capital expenditures	$68,494	$30,915	$21,600
Less: Proceeds from sale of property, plant and equipment	(3,123)	(5,766)	(12,771)
Net capital expenditures	$65,371	$25,149	$8,829

Total Available Horsepower (at period end) (2)	3,827	3,795	4,023
Total Operating Horsepower (at period end) (3)	3,118	3,079	3,187
Average Operating Horsepower	3,096	3,112	3,239
Horsepower Utilization:
Spot (at period end)	81%	81%	79%
Average	81%	82%	80%

	June 30,	March 31,	June 30,
	2017	2017	2016
Balance Sheet:
Debt - Parent level	$65,500	$89,000	$152,500
Debt - Archrock Partners, L.P.	1,377,152	1,347,357	1,410,042
Total consolidated debt (4), net	$1,442,652	$1,436,357	$1,562,542
Archrock stockholders' equity	$733,091	$721,282	$739,371

(1) Management believes gross margin and EBITDA, as adjusted, provide useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provide a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.

(2) Available horsepower is defined as idle and operating horsepower. New units completed by a third party manufacturer that have been delivered to us are included in the fleet.
(3) Operating horsepower is defined as horsepower that is operating under contract and horsepower that is idle but under contract and generating revenue such as standby revenue.
(4) Carrying values are shown net of unamortized debt discounts and unamortized deferred financing costs.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016
Reconciliation of GAAP to Non-GAAP Financial Information:
Net loss	$(4,036)	$(14,013)	$(2,384)
Less: Loss from discontinued operations, net of tax	—	—	(26)
Loss from continuing operations	(4,036)	(14,013)	(2,358)
Depreciation and amortization	47,248	47,772	51,896
Long-lived asset impairment	5,508	8,245	13,808
Restatement and other charges	1,920	801	434
Restructuring and other charges	366	457	3,004
Interest expense	22,504	21,421	21,177
Indemnification expense, net	330	59	—
Debt extinguishment costs	—	291	—
Provision for (benefit from) income taxes	(1,580)	323	(4,500)
EBITDA, as adjusted (1)	72,260	65,356	83,461
Selling, general and administrative	25,162	27,553	27,646
Indemnification expense, net	(330)	(59)	—
Other income, net	(962)	(794)	(181)
Gross Margin (1)	$96,130	$92,056	$110,926

Net loss attributable to Archrock stockholders	$(6,687)	$(11,685)	$(4,477)
Loss from discontinued operations, net of tax	—	—	26
Items:
Long-lived asset impairment	5,508	8,245	13,808
Restatement and other charges	1,920	801	434
Restructuring and other charges	366	457	3,004
Indemnification expense, net	330	59	—
Debt extinguishment costs	—	291	—
Noncontrolling interest in items	(1,682)	(3,546)	(5,649)
Tax effect on items (2)	(1,933)	(2,312)	(4,291)
Net income (loss) from continuing operations attributable to Archrock stockholders, excluding items	$(2,178)	$(7,690)	$2,855

Diluted loss from continuing operations attributable to Archrock common stockholders	$(0.10)	$(0.17)	$(0.07)
Adjustment for items, after-tax, per common share (3)	0.07	0.06	0.11
Diluted net income (loss) from continuing operations attributable to Archrock common stockholders per common share, excluding items (1)(3)	$(0.03)	$(0.11)	$0.04

(1) Management believes EBITDA, as adjusted, gross margin and diluted net income (loss) from continuing operations attributable to Archrock common stockholders per common share, excluding items, provides useful information to investors because these non-GAAP measures, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone.  Management uses these non-GAAP measures as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.

(2) The tax effect is computed by applying the appropriate tax rate to each adjustment and then allocating the tax impact between controlling and non-controlling interests.
(3) Diluted net income (loss) from continuing operations attributable to Archrock common stockholders per common share, excluding items, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (restricted stock and certain of our stock settled restricted stock units) according to dividends declared and participation rights in undistributed earnings. Accordingly, we have excluded net income from continuing operations attributable to participating securities, excluding items, of $0.2 million for the three months ended June 30, 2017, March 31, 2017, and June 30, 2016 from our calculation of diluted net income (loss) from continuing operations attributable to Archrock common stockholders per common share, excluding items.

ARCHROCK, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	March 31,	June 30,
	2017	2017	2016
Reconciliation of Archrock, Inc. Net Loss to Cash Available for Dividend
Net loss	$(4,036)	$(14,013)	$(2,384)
Less: Loss from discontinued operations, net of tax	—	—	(26)
Net loss from continuing operations	(4,036)	(14,013)	(2,358)
Less: Archrock Partners net income (loss)	5,275	(4,316)	3,311
Deconsolidated net loss from continuing operations	(9,311)	(9,697)	(5,669)
Declared LP distributions to Archrock, Inc.	8,283	8,283	6,721
Declared GP and IDR distributions to Archrock, Inc.	379	379	346
Deconsolidated items:
Restatement and other charges	1,920	801	434
Restructuring and other charges	366	457	1,796
Depreciation and amortization	10,973	10,887	13,269
Benefit from income taxes	(2,540)	(979)	(4,687)
Cash tax refund	2	423	3,805
Maintenance and other capital expenditures	(6,358)	(1,374)	(6,385)
Long-lived asset impairment	2,427	2,035	5,525
Non-cash selling, general and administrative expense	1,885	1,633	1,634
Non-cash interest expense	473	481	747
(Gain) loss on sale of property, plant and equipment	(125)	(905)	317
Other income, net	(29)	(906)	(253)
Cash Available for Dividend (1)	$8,345	$11,518	$17,600

Dividend declared for the period per share	$0.1200	$0.1200	$0.0950
Dividend declared for the period to all shareholders	$8,519	$8,534	$6,699
Cash available for dividend coverage (2)	0.98x	1.35x	2.63x

Archrock, Inc. Cash Available for Dividend
Declared LP distributions to Archrock, Inc.	$8,283	$8,283	$6,721
Declared GP and IDR distributions to Archrock Inc.	379	379	346
Total distributions received	8,662	8,662	7,067
Deconsolidated items:
Contract operations gross margin (3)	4,611	4,869	13,365
Aftermarket services gross margin (3)	7,259	6,169	6,819
Selling, general and administrative	(6,859)	(7,242)	(7,905)
Non-cash selling, general and administrative	1,885	1,633	1,634
Maintenance and other capital expenditures	(6,358)	(1,374)	(6,385)
Cash interest expense	(732)	(717)	(1,117)
(Gain) loss on sale of property, plant and equipment	(125)	(905)	317
Cash tax refund	2	423	3,805

Cash Available for Dividend (1)	$8,345	$11,518	$17,600

Dividend declared for the period per share	$0.1200	$0.1200	$0.0950
Dividend declared for the period to all shareholders	$8,519	$8,534	$6,699
Cash available for dividend coverage (2)	0.98x	1.35x	2.63x

(1) Cash available for dividend, a non-GAAP measure, is defined as distributions received by us from Archrock Partners, L.P., plus our deconsolidated gross margin, less the following deconsolidated items: maintenance and other capital expenditures, cash selling, general and administrative expense, cash interest expense associated with our debt, cash taxes and (gain) loss on sale of property, plant and equipment.

Management uses cash available for dividend as a supplemental performance measure. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned dividends.

(2) Defined as cash available for dividend for the period divided by dividend declared for the period to all shareholders.
(3) Management believes gross margin provides useful information to investors because this non-GAAP measure, when viewed with our GAAP results and accompanying reconciliations, provides a more complete understanding of our performance than GAAP results alone.  Management uses this non-GAAP measure as a supplemental measure to review current period operating performance, comparability measures and performance measures for period to period comparisons.